UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 30, 2023

LINKBANCORP, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-41505	82-5130531
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

1250 Camp Hill Bypass, Suite 202, Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (855) 569-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LNKB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.
Effective on November 30, 2023, LINKBANCORP, Inc., a Pennsylvania corporation (“LINK”), completed its previously announced combination with Partners Bancorp, a Maryland corporation (“Partners”), pursuant to the Agreement and Plan of Merger, dated February 22, 2023, by and between LINK and Partners (the “Merger Agreement”). At the closing, Partners merged with and into LINK, with LINK as the surviving entity (the “Merger”).
On November 30, 2023, immediately following the Merger, The Bank of Delmarva, a Delaware chartered bank and a wholly-owned direct subsidiary of Partners (“TBOD”), merged with and into LINKBANK, a Pennsylvania bank and a wholly-owned subsidiary of LINK (“LINKBANK”), with LINKBANK as the surviving bank (the “TBOD Bank Merger”). On November 30, 2023, immediately following the TBOD Bank Merger, Virginia Partners Bank, a Virginia chartered bank and a wholly-owned direct subsidiary of Partners (“VPB”), merged with and into LINKBANK, with LINKBANK as the surviving bank (the “VPB Bank Merger,” and, together with the Merger and the TBOD Bank Merger, the “Transaction”).
Merger Consideration
Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Partners (“Partners Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Partners or LINK, was converted into the right to receive 1.150 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of LINK (“LINK Common Stock” and such consideration, the “Merger Consideration”). Holders of Partners Common Stock will receive cash in lieu of fractional shares of LINK Common Stock.
Treatment of Partners Equity Awards
Pursuant to the terms of the Merger Agreement, at the Effective Time, each outstanding option to purchase shares of Partners Common Stock (each, a “Partners stock option”) granted under the Partners Bancorp 2021 Incentive Stock Plan, Virginia Partners Bank 2015 Incentive Stock Option Plan, Delmar Bancorp 2014 Stock Plan, Virginia Partners Bank 2008 Incentive Stock Option Plan, Liberty Bell Bank 2004 Incentive Stock Option Plan and Liberty Bell Bank 2004 Non-Qualified Stock Option Plan (the “Partners Plans”) was converted into an option to purchase a number of shares of LINK Common Stock equal to the product of (x) the number of shares of Partners Common Stock subject to such Partners stock option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded to the nearest whole cent) equal to (A) the exercise price per share of Partners Common Stock of such Partners stock option immediately prior to the Effective Time divided by (B) the Exchange Ratio. Each Partners stock option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to such Partners stock option immediately prior to the Effective Time.

Pursuant to the terms of the Merger Agreement, at the Effective Time, all Partners restricted stock awards granted under the Partners Plans which were outstanding on February 22, 2023 and remained outstanding as of the Effective Time accelerated in full and fully vested immediately prior to the Effective Time and were converted into the right to receive the Merger Consideration, in accordance with the Exchange Ratio, less applicable withholding taxes. All Partners restricted stock awards that were granted after February 22, 2023 and which were outstanding as of the Effective Time were converted into Merger Consideration on the same terms as, and were treated in the same manner as, all other shares of Partners Common Stock, except that such shares will remain subject to the same restrictions as to transferability and forfeiture set forth in the applicable award agreement.

The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
In connection with the Transaction, at the Effective Time, LINK assumed Partners’ obligations with respect to (i) $17.8 million aggregate principal amount of 6.000% fixed-to-floating rate subordinated notes due July 1, 2030 (the “2030 Notes”) and (ii) $4.5 million aggregate principal amount of a subordinated term loan, with an interest rate of 6.875% per annum, due April 1, 2028.
The agreements pursuant to which the 2030 Notes were issued or assumed have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended. LINK agrees to furnish a copy of such agreements to the Securities and Exchange Commission (the “Commission”) upon request.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Directors
In accordance with the terms of the Merger Agreement and the Bylaws Amendment (as defined under Item 5.03 below), as of the Effective Time, the number of directors that comprise the full board of directors of LINK (the “Board”) was increased to twenty-two (22), of which (i) twelve (12) were directors of LINK immediately prior to the Effective Time (the “LINK Designated Directors”), as determined by LINK, and (ii) ten (10) were directors of Partners immediately prior to the Effective Time (the “Partners Designated Directors”), as determined by Partners.
Resignation of Directors
In connection with the Transaction, at the Effective Time, Brent Smith (the “Resigning Director”) resigned as a member of the Board. The resignation of the Resigning Director was not the result, in whole or in part, of any disagreement with LINK or LINK’s management.
Continued Service of Directors; Election of Directors
The twelve LINK Designated Directors that continue to serve on the Board, in each case effective from and after the Effective Time, are as follows: Andrew Samuel, Jennifer Delaye, Anson Flake, George Parmer, Debra Pierson, Diane Poillon, William Pommerening, Joseph C. Michetti, Jr., Kristen Snyder, David Koppenhaver, Steven Tressler, and William Jones.
The ten Partners Designated Directors that were appointed by the Board to fill the vacancies resulting from the resignation referred to above and the increase in the size of the Board to twenty-two (22) as of the Effective Time, in each case effective from and after the Effective Time, are as follows: Mona D. Albertine, John W. Breda, Michael W. Clark, David Doane, Lloyd B. Harrison, III, Kenneth R. Lehman, George P. Snead, James A. Tamburro, Jeffrey F. Turner, and Robert C. Wheatley (collectively, the “New Directors”).
Pursuant to the Merger Agreement and the Bylaws Amendment (as defined under Item 5.03 below), effective as of the Effective Time, Mr. Turner, the Chairman of the Board of Partners prior to the Effective Time, was appointed Vice Chairman of LINK.
Other than the Merger Agreement and, in the case of Messrs. Harrison and Breda, certain agreements as described below, there are no arrangements between the New Directors and any other person pursuant to which the New

Directors were selected as directors. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Biographical information related to the New Directors, other than for David Doane, can be found under the heading “Directors, Executive Officers and Corporate Governance” under Item 10 in Partners’ Annual Report on Form 10-K filed with the Commission on March 29, 2023, which is incorporated herein by reference. Biographical information for David Doane can be found in Partners’ Current Report on Form 8-K filed with the Commission on November 8, 2023, which is incorporated herein by reference.
Board Committee Assignments after the Transaction
The committees of the Board are comprised of the following members, in each case effective as of the Effective Time:
Audit Committee		Nominating & Corporate Governance Committee
William Jones	Chair	David Koppenhaver	Chair
David Doane		George Snead
Kristen Snyder		Debra Pierson
Anson Flake		Jeffrey Turner
Robert Wheatley		George Parmer

Compensation Committee		Enterprise Risk Management Committee
George Parmer	Chair	William Pommerening	Chair
Debra Pierson		Anson Flake
Steven Tressler		Andrew Samuel
Kenneth Lehman		Kristen Snyder
Mona Albertine		Michael Clarke

Director Compensation
Each New Director (other than Mr. Breda, who will be compensated as an employee) will be compensated for such service in accordance with LINK’s non-employee director compensation program on the same basis as other non-employee directors, as described under “Director Compensation” in LINK’s 2023 Proxy Statement filed with the Commission on April 18, 2023.
Certain Agreements
In connection with the Transaction, Mr. Breda, was appointed as a Director of LINK and Chief Executive Officer, Delmarva Market. Mr. Breda entered into a new employment agreement with LINK and LINKBANK (the “Breda Employment Agreement”). Additionally, in connection with the Transaction, Mr. Harrison entered into a separation and non-competition agreement with LINK (the “Harrison Agreement”). The Breda Employment Agreement and the Harrison Agreement, each of which became effective as of the Effective Time, have been previously described under the section of the Joint Proxy Statement/Prospectus entitled “The Merger—Interests of Certain Partners Directors and Executive Officers in the Merger—Employment and Other Agreements,” which descriptions are incorporated herein by reference. The foregoing descriptions of the Breda Employment Agreement and the Harrison Agreement do not purport to be complete and are qualified in its entirety to the full text of the Breda Employment Agreement and the Harrison Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

Amendment to the Supplemental Executive Retirement Plan Agreement with Andrew Samuel
Effective December 1, 2023, LINKBANK amended its Supplemental Executive Retirement Plan Agreement with Andrew Samuel, its Chief Executive Officer, originally effective as of October 28, 2021, as amended (the “SERP”). The amendment to the SERP increases the annual normal retirement benefit payable to Mr. Samuel to $600,000.  In addition, the amendment increases the benefit payable in the event of the executive’s death prior to the commencement of benefit payments as set forth in the amendment.
The SERP was filed as an exhibit to the LINK’s Current Report on Form 8-K filed on November 3, 2021. The above description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment, attached as Exhibit 10.3 to this Current Report on Form 8-K.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Transaction and in accordance with the Merger Agreement, effective as of the Effective Time, the bylaws of LINK were amended and restated to provide for certain arrangements related to the Board and the board of directors of LINK Bank (such amendment, the “Bylaws Amendment,” and LINK’s bylaws, as amended and restated in accordance with the Bylaws Amendment, the “Amended and Restated Bylaws”). The Bylaws Amendment reflected in the Amended and Restated Bylaws has been previously described under the Section of the Joint Proxy Statement/Prospectus entitled “The Merger—Governance of the Combined Company After the Merger—Boards of Directors and Committees of the Combined Company and the Combined Bank,” which description is incorporated herein by reference.
The foregoing summary and referenced description of the Bylaws Amendment and the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.
Item 8.01.	Other Events.
On December 1, 2023, LINK issued a press release announcing the completion of the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
At the Company's Special Meeting of Shareholders on June 22, 2023, the Company received shareholder approval of the amendment to the Company's Articles of Incorporation as described in proposal 2 of the Company's joint proxy statement/prospectus, dated May 12, 2023. The Company filed articles of amendment to its Articles of Incorporation with the Secretary of the Commonwealth of Pennsylvania which increased LINK’s authorized shares of common stock by 25 million to 50 million effective on November 21, 2023.
Item 9.01.	Financial Statements and Exhibits.
Financial statements of businesses acquired.
The financial statements of Partners required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report within 71 calendar days of the date on which this report is required to be filed.
Pro forma financial information.
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report within 71 calendar days of the date on which this report is required to be filed.

4.	Exhibits
The following exhibits are filed as part of this Current Report:
Exhibit No.	Description of Filed Exhibit
2.1	Agreement and Plan of Merger, dated February 22, 2023, by and between LINKBANCORP, Inc. and Partners Bancorp, incorporated by reference to Exhibit 2.1 to Form 8-K, filed February 22, 2023
3.1	Amended and Restated Bylaws
10.1	Employment Agreement, dated as of February 22, 2023, by and among LINKBANCORP, Inc., LINKBANK and John W. Breda
10.2	Separation and Non-Competition Agreement, dated as of April 19, 2023, by and between LINKBANCORP, Inc. and Lloyd B. Harrison, III.
10.3	Amendment to the Supplemental Retirement Plan Agreement for Andrew Samuel, effective as of December 1, 2023
99.1	Press Release, dated December 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LINKBANCORP, INC.

DATE: December 1, 2023	By:	/s/ Carl D. Lundblad
Carl D. Lundblad
President